UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC. _________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice: Special Meeting of Shareholders Adjourned Until

September 23, 2011

Sentinel Group Funds, Inc.

Sentinel Mid Cap Value Fund

August 29, 2011

Notice is hereby given that the Special Meeting of Shareholders (the “Meeting”) of Sentinel Mid Cap Value Fund (the “Fund”), a series of Sentinel Group Funds, Inc. (the “Corporation”) scheduled for August 29, 2011 has been adjourned until Friday, September 23, 2011 at 10:00 a.m.  The record date, June 27, 2011, has not changed.

The Meeting will be held at the Corporation’s offices, located at One National Life Drive, Montpelier VT, for the following purpose:

To approve a new investment sub-advisory agreement between Sentinel Asset Management, Inc. and a new sub-adviser, Crow Point Partners, LLC.

And:

To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof.

The matters referred to above are discussed in the Proxy Statement previously mailed to shareholders.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND RETURN THE PROXY CARD THAT WAS PREVIOUSLY MAILED TO YOU.

A proxy card is available at the website address listed below.

Prompt return of the proxy card is appreciated.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON  SEPTEMBER 23, 2011

The Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Card are available on the Corporation’s website at www.sentinelinvestments.com/proxy2011.